UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 15, 2007

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(585) 343-2216

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 15, 2007, Graham Corporation (the “Company”) announced the appointment of Gerard Mazurkiewicz, C.P.A., to its Board of Directors. This appointment, which is effective immediately, increases the number of members of the Board of Directors from seven to eight. Mr. Mazurkiewicz will serve on the Company’s Audit Committee. Mr. Mazurkiewicz will serve for a term expiring at the Company’s 2008 Annual Meeting of Stockholders.
     Mr. Mazurkiewicz is a Tax Partner with Dopkins & Company, LLP, a regional accounting firm located in Western New York. Prior to Dopkins & Company, Mr. Mazurkiewicz spent over 32 years with KPMG, LLP, and was most recently the Partner in Charge of KPMG’s upstate New York/Albany tax practice. Mr. Mazurkiewicz is also a member of the Board of Directors of Great Lakes Bancorp, Inc. (NYSE: GLK), a bank holding company. In addition, he serves on the Board of Directors of Robert James Sales, Inc., a privately-held manufacturer of stainless steel pipes, valves and fittings. Mr. Mazurkeiwicz received his B.S. in Business Administration from the State University of New York at Buffalo School of Management, where he currently serves as the Chairman of the Advisory Board for the Center for Entrepreneurial Leadership. He is a member of the American Institute of Certified Public Accountants and the Buffalo Chapter of the Society of Certified Public Accountants.
     There are no arrangements or understandings between Mr. Mazurkiewicz and any other persons with respect to his appointment as a director. Since April 1, 2006 there have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Mazurkiewicz, or any member of his immediate family, had, or will have, a direct or indirect material interest.
     Upon Mr. Mazurkiewicz’s appointment to the Board of Directors, he became eligible to receive equity and cash compensation in accordance with the Company’s previously adopted compensation arrangements for independent directors, as described in the section of the Company’s 2007 proxy statement dated June 14, 2007 entitled “Director Compensation Programs”, which description is incorporated herein by reference. In connection with such eligibility, on August 15, 2007, the Board of Directors awarded Mr. Mazurkiewicz a stock option for 2,000 shares under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value. Such stock option has an exercise price of $31.30 per share (that being that closing price of the Company’s Common Stock on the American Stock Exchange on the date of grant), vests 25% per year over four years and expires ten years from the date of grant.
     The Company’s press release announcing the appointment of Mr. Mazurkiewicz to the Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01.  Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 15, 2007 of Graham Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: August 15, 2007	By:	/s/ J. Ronald Hansen
J. Ronald Hansen
Vice President – Finance & Administration and Chief Financial Officer